EXHIBIT 10.3

Amendment to Stock Option Agreement

This Amendment to Stock Option Agreement (“Amendment”) is made effective as of September 24, 2009 between Cyberonics, Inc., a Delaware corporation (the “Company”) and [NAME] (“Optionee”).

Whereas, effective as of [DATE], the Company and Director entered into a Stock Option Agreement, Grant Control No. [      ] (the “Agreement”); and

Whereas, the Company and Director now desire to amend the Agreement;

Now, Therefore, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Director agree as follows:

1.	Section I, Notice of Stock Option Grant of the Agreement is amended to delete the stated Termination Period and substitute therefor the following:

This Option may be exercised for one (1) year after Optionee ceases for any reason to be a Service Provider.  In no event shall this Option be exercised later than the Term / Expiration Date as provided above.

2.	Except as expressly amended herein, the terms of the Agreement remain unchanged.

3.
This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile shall bind the parties hereto.

CYBERONICS, INC.	DIRECTOR

By:/s/ Daniel J. Moore	/s/
Daniel J. Moore, President & CEO